Exhibit 99.2

Media Relations:                                Investor Relations:
Chris Faust                                     Howard Gosfrand
FastLane Communications                         American Capital Ventures
973.582.3498                                    305-918-7000
cfaust@fast-lane.net                            hg@amcapventures.com

FOR IMMEDIATE RELEASE

CARL SILVA JOINS ONSTREAM MEDIA BOARD OF DIRECTORS

POMPANO BEACH, FL - July 31, 2006 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, today announced the appointment of Carl Silva to the company's Board of Directors. Mr. Silva replaces General Ronald W. Yates, who resigned from his post on the Board to devote more time to other professional interests. General Yates, however, has agreed to continue to serve as a member of Onstream Media's Board of Advisors.

Mr. Silva brings over 20 years experience in the telecommunications and high tech industry to Onstream Media. His background covers investment/financial management, international growth, strategic business planning, technology partnering, converged network services, new business development, software engineering, product management and marketing.

"Carl is a successful technology entrepreneur and business strategist who knows how to build and grow successful companies. We're confident his related experience and industry insight will help guide our short- and long-term growth plans," said Randy Selman, president and chief executive officer of Onstream Media. "We are also very pleased that General Yates has agreed to serve on our Advisory Board, continuing to play a role in shaping our future success."

"Due to a fundamental shift that's occurring in the industry, live and on-demand digital communication services and applications, such as webcasting, webinars, web conferencing, video emails, multi- and mobile media communications and digital asset management solutions continue to increase rapidly on a global scale," said Carl Silva. "Onstream's rich digital media platform and application service offerings fit squarely in the middle of this growing trend. I am looking forward to bringing my experience, guidance and industry relationships to Onstream Media."

Mr. Silva is President and CEO of Anza Borrego Partners (ABP), a management consulting firm designed to support entrepreneurs in the growth of their business. Mr. Silva is also president and CEO of Cognigen Business Systems, Inc., a joint venture between Anza Borrego Partners and Cognigen Networks, Inc
(CNGW). Prior to founding ABP, Mr. Silva was Senior Vice President for Science Applications International Corporation's (SAIC) Converged Network Professional Services Organization, helping it to grow to over 300 people and over $40 Million in revenues. During his tenure at SAIC, Mr. Silva was responsible for Telcordia Technologies' IGCS business unit, a soft switch for Voice over IP over Cable, representing a Telcordia investment of over $180 million and one of SAIC's largest corporate investments during 2003.

Mr. Silva also developed investments for SAIC's Venture Capital Corporation to complement the Converged Networks strategy. Some of the companies that Mr. Silva sponsored include Solect (acquired by AMDOCS), Granite Systems (acquired by Telcordia Technologies), Nuera Communications, Packet Video (acquired by Openwave), Vocaldata (acquired by Tekelec), and Pingtel.


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In addition, Mr. Silva brings extensive international experience (Asia,
Australia/New Zealand, Japan, Latin America, and Europe) to Onstream Media. He is fluent in English, French, and Spanish and is conversational in Portuguese. Mr. Silva has published numerous articles and is a frequent guest speaker at various international and domestic conferences and events.

Mr. Silva holds a B.S. in Mathematics and Computer Science from the College of Engineering and Physical Sciences, University of New Hampshire, and attended Stanford and Wharton Executive Education courses on Product Management, Marketing, and Finance.

About Onstream Media Corporation

Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online service provider of live and on-demand communications and digital media services including encoding, editorial, hosting, digital asset management, streaming, e-commerce/pay-per-view and distribution via the Onstream Digital Media Services Platform. Onstream Media's pioneering ASP Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Discovery Education, Disney, MGM, Deutsche Bank, Rodale, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

Forward Looking Statements:

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements.

In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to, those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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